UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2006

Date of Report (Date of Earliest Event Reported)

Keystone Automotive Operations, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-112252	23-2950980
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Tunkhannock Avenue

Exeter, Pennsylvania 18643

(Address of principal executive offices)

(800) 233-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.

On February 10, 2006, Keystone Automotive Operations, Inc., a Pennsylvania corporation (the “Corporation”), Keystone Automotive Distributors Company, LLC, a wholly owned subsidiary of the Corporation (“KADC”), and The Bank of New York (“BNY”) as Trustee entered into a Supplemental Indenture (the “Supplement”) to the original Indenture dated as of October 30, 2003 which is listed as Exhibit 4.1 to the Corporation’s Form 10-K filed March 30, 2006. The Supplement adds KADC as an additional Guarantor (as defined therein) to the Corporation’s 9 3/4% Senior Subordinated Notes due 2013 (the “Notes”).

On February 24, 2006, KADC and Bank of America, N.A., as Administrative Agent entered into a Security Agreement Supplement (the “Security Supplement”) to the Guarantee and Security Agreement dated as of October 30, 2003 (the “Security Agreement”) which is listed as Exhibit 10.2 to the Corporation’s Form 10-K filed March 30, 2006. The Security Supplement adds KADC as an additional Guarantor and Lien Grantor to the Security Agreement.

ITEM 8.01 Other Events.

On March 31, 2006, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Keystone Automotive Distributors, Inc., a wholly owned subsidiary of the Corporation (“KAD”), and KADC, KAD completed a reincorporation merger in which KAD merged with and into KADC, with KADC continuing as the surviving entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keystone Automotive Operations, Inc.

Dated: April 6, 2006	By:	/s/ Bryant Bynum
Bryant Bynum
Executive Vice President
and Chief Financial Officer